UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 12, 2006
Pacific Sunwear of California, Inc.
(Exact name of registrant as specified in its charter)

California	0-21296	95-3759463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3450 East Miraloma Avenue, Anaheim, CA 92806-2101

(Address of principal executive offices) (Zip Code)
(714) 414-4000

(Registrant’s telephone number, including area code)
not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
      On October 12, 2006, Pacific Sunwear of California, Inc. (the “Company”) entered into Amendment No. 1 to its unsecured $200 million Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of other lenders. The amendment reduces the “Minimum Fixed Charge Coverage Ratio,” as defined in the original Credit Agreement, required to be maintained by the Company as of the end of each of its current and next four fiscal quarters. The amendment will first apply to the Company’s current fiscal quarter ending on October 28, 2006 and continue in effect through the quarter ending November 3, 2007. As of the date hereof, the Company has no direct borrowings outstanding under the Credit Agreement.
      The full text of Amendment No. 1 to the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
Number	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of October 12, 2006, with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of other lenders

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

Date: October 18, 2006	By:	/s/ GERALD M. CHANEY

Gerald M. Chaney Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of October 12, 2006, with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of other lenders